Optinose Announces Proposed Public Offering of Common Stock

YARDLEY, Pa., November 20, 2019 -- Optinose (NASDAQ:OPTN), a pharmaceutical company focused on patients treated by ear, nose and throat (ENT) and allergy specialists, today announced that it and certain selling stockholders intend to offer and sell shares of its common stock in an underwritten public offering. In addition, Optinose is expected to grant the underwriters an option for a period of 30 days to purchase up to an additional 15% of the total number of shares to be offered at the public offering price, less the underwriting discount. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed.

Optinose intends to use the net proceeds of the offering for working capital and general corporate purposes. Optinose will not receive any proceeds from the sale of shares by the selling stockholders.

Jefferies, Cowen and Piper Jaffray are acting as the joint lead book-running managers for the offering. BMO Capital Markets is acting as book-running manager for the offering.

The securities described above are being offered by Optinose and the selling stockholders pursuant to a shelf registration statement on Form S-3 (No. 333-228122) previously filed with and declared effective by the Securities and Exchange Commission (SEC) on November 9, 2018.

The securities will be offered by means of a prospectus supplement and accompanying prospectus relating to the offering that form a part of the registration statement. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Copies of the final prospectus supplement, when available, and accompanying prospectus relating to the offering may be obtained from: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by telephone at 877-821-7388 or by email at Prospectus_Department@Jefferies.com; Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Attention: Prospectus Department, email: PostSaleManualRequests@broadridge.com, telephone: 1-833-297-2926; Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by telephone at 800-747-3924 or by email at prospectus@pjc.com; or BMO Capital Markets Corp., Attention: Equity Syndicate Department, 3 Times Square, 25th Floor, New York, NY 10036, or by telephone at 800-414-3627 or by email at bmoprospectus@bmo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of these securities under the securities laws of any such state or jurisdiction.

About Optinose
Optinose is a specialty pharmaceutical company focused on serving the needs of patients cared for by ear, nose and throat (ENT) and allergy specialists. Optinose has offices in the U.S., the U.K. and Norway.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements regarding the timing and success of the proposed offering and the expected use of proceeds from the proposed offering. Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: satisfaction of the customary closing conditions of the offering;

delays in obtaining required stock exchange or other regulatory approvals; stock price volatility; the impact of general business and economic conditions; and the risks, uncertainties and other factors discussed under the caption “Item 1A. Risk Factors” and elsewhere in Optinose’s most recent Form 10-K and Form 10-Q filings with the Securities and Exchange Commission - which are available at www.sec.gov. As a result, you are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements made in this press release speak only as of the date of this press release, and Optinose undertakes no obligation to update such forward-looking statements, whether as a result of new information, future developments or otherwise.

Optinose Investor Contact
Jonathan Neely
jonathan.neely@optinose.com
267.521.0531

###